1Q25	FINANCIALRESULTS

BNY Reports First Quarter 2025
Earnings Per Common Share of $1.58

NEW YORK, April 11, 2025 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the first quarter of 2025.

CEO COMMENTARY

BNY delivered a very solid performance in the first quarter, with total revenue of $4.8 billion, up 6% year-over-year. Enabled by our new commercial coverage approach and the phased transition to our strategic platforms operating model we can see tangible progress on delivering more integrated client solutions from across the entire company. Our steady execution on BNY’s ongoing transformation continued as we built on the momentum with which we entered the year. Significant positive operating leverage resulted in an improved pre-tax margin of 32% and an ROTCE of 24%.
Looking ahead, we are prepared for a wide range of macroeconomic and market scenarios as the outlook for the operating environment is becoming more uncertain. Our work to operate BNY as a more platforms-oriented company, combined with our highly capitalized, liquid and lower credit risk balance sheet, positions us to manage dynamically and act as a source of strength as we support our clients in navigating the current environment.
– Robin Vince, President and Chief Executive Officer

EPS	Pre-tax margin	ROE	ROTCE

$1.58	32%	12.6%	24.2% (a)

KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		1Q25 vs.
	1Q25	4Q24	1Q24
Selected income statement data:

Total fee revenue	$3,403	(3)%	3%
Investment and other revenue	230	N/M	N/M
Net interest income	1,159	(3)	11
Total revenue	$4,792	(1)%	6%
Provision for credit losses	18	N/M	N/M
Noninterest expense	$3,252	(3)%	2%
Net income applicable to common shareholders	$1,149	2%	21%
Diluted EPS	$1.58	3%	26%

Selected metrics:

AUC/A (in trillions)	$53.1	2%	9%
AUM (in trillions)	$2.0	(1)%	—%

Financial ratios:	1Q25	4Q24	1Q24

Pre-tax operating margin	32%	30%	29%
ROE	12.6%	12.2%	10.7%
ROTCE (a)	24.2%	23.3%	20.7%

Capital ratios:

Tier 1 leverage ratio	6.2%	5.7%	5.9%
CET1 ratio	11.5%	11.2%	10.8%

HIGHLIGHTS

Results
•Total revenue of $4.8 billion, increased 6%; or 5% excluding notable items (a)
•Noninterest expense of $3.3 billion, increased 2%
•Diluted EPS of $1.58, increased 26%; or 22% excluding notable items (a)

Profitability
•Pre-tax operating margin of 32%
•ROTCE of 24.2% (a)

Balance sheet
•Average deposits of $283 billion, increased 1% year-over-year and decreased 1% sequentially
•Tier 1 leverage ratio of 6.2%, increased 35 bps year-over-year and 50 bps sequentially

Capital distribution
•Returned $1.1 billion of capital to common shareholders
•$343 million of dividends
•$746 million of share repurchases
•Total payout ratio of 95% year-to-date

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 1Q25 vs. 1Q24, unless otherwise noted.
Investor Relations: Marius Merz (212) 298-1480	Media Relations: Garrett Marquis (949) 683-1503

BNY 1Q25 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q25 vs.
	1Q25	4Q24	1Q24	4Q24		1Q24
Fee revenue	$3,403	$3,513	$3,305	(3)%		3%
Investment and other revenue	230	140	182	N/M		N/M
Total fee and other revenue	3,633	3,653	3,487	(1)		4
Net interest income	1,159	1,194	1,040	(3)		11
Total revenue	4,792	4,847	4,527	(1)		6
Provision for credit losses	18	20	27	N/M		N/M
Noninterest expense	3,252	3,355	3,176	(3)		2
Income before taxes	1,522	1,472	1,324	3		15
Provision for income taxes	300	315	297	(5)		1
Net income	$1,222	$1,157	$1,027	6%		19%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,149	$1,130	$953	2%		21%
Operating leverage (a)				194	bps	346	bps
Diluted earnings per common share	$1.58	$1.54	$1.25	3%		26%
Average common shares and equivalents outstanding - diluted (in thousands)	727,398	733,720	762,268
Pre-tax operating margin	32%	30%	29%
Metrics:
Average loans	$69,670	$69,211	$65,844	1%		6%
Average deposits	282,535	286,488	278,846	(1)		1
AUC/A at period end (in trillions) (current period is preliminary)	53.1	52.1	48.8	2		9
AUM at period end (in trillions) (current period is preliminary)	2.01	2.03	2.02	(1)		—
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$4,752	$4,847	$4,527	(2)%		5%
Adjusted noninterest expense	$3,212	$3,190	$3,138	1%		2%
Adjusted operating leverage (a)				(265)	bps	261	bps
Adjusted diluted earnings per common share	$1.58	$1.72	$1.29	(8)%		22%
Adjusted pre-tax operating margin	32%	34%	30%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 1Q25 vs. 1Q24, unless otherwise noted)
•Total revenue increased 6%, primarily reflecting:
•Fee revenue increased 3%, primarily reflecting net new business and higher market values, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting a disposal gain recorded in 1Q25.
•Net interest income increased 11%, primarily reflecting the reinvestment of maturing investment securities at higher yields, partially offset by changes in deposit mix.
•Provision for credit losses was $18 million, primarily driven by reserve increases related to commercial real estate exposure.
•Noninterest expense increased 2%, primarily reflecting higher investments and employee merit increases, partially offset by efficiency savings.
•Effective tax rate of 19.7%, primarily reflecting a tax benefit in 1Q25 from the annual vesting of stock awards.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 9%, primarily reflecting client inflows, higher market values and net new business.
•AUM was flat reflecting higher market values, offset by cumulative net outflows.

Capital and liquidity
•$343 million of dividends to common shareholders (b); $746 million of common share repurchases.
•Return on common equity (“ROE”) – 12.6%.
•Return on tangible common equity (“ROTCE”) – 24.2% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.5%.
•Tier 1 leverage ratio – 6.2%.
•Average liquidity coverage ratio (“LCR”) – 116%; Average net stable funding ratio (“NSFR”) – 132%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 1Q25 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Investment services fees:
Asset Servicing	$1,062	$1,042	$1,013	2%	5%
Issuer Services	267	295	261	(9)	2
Total investment services fees	1,329	1,337	1,274	(1)	4
Foreign exchange revenue	136	147	124	(7)	10
Other fees (a)	65	62	59	5	10
Total fee revenue	1,530	1,546	1,457	(1)	5
Investment and other revenue	140	97	99	N/M	N/M
Total fee and other revenue	1,670	1,643	1,556	2	7
Net interest income	630	681	583	(7)	8
Total revenue	2,300	2,324	2,139	(1)	8
Provision for credit losses	8	15	11	N/M	N/M
Noninterest expense	1,584	1,666	1,537	(5)	3
Income before taxes	$708	$643	$591	10%	20%

Total revenue by line of business:
Asset Servicing	$1,786	$1,797	$1,668	(1)%	7%
Issuer Services	514	527	471	(2)	9
Total revenue by line of business	$2,300	$2,324	$2,139	(1)%	8%

Pre-tax operating margin	31%	28%	28%

Securities lending revenue (b)	$52	$52	$46	—%	13%

Metrics:
Average loans	$11,347	$11,553	$11,204	(2)%	1%
Average deposits	$175,854	$180,843	$174,687	(3)%	1%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$38.1	$37.7	$35.4	1%	8%
Market value of securities on loan at period end (in billions) (d)	$504	$488	$486	3%	4%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.9 trillion at March 31, 2025, $1.8 trillion at Dec. 31, 2024 and $1.7 trillion at March 31, 2024.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $62 billion at March 31, 2025, $60 billion at Dec. 31, 2024 and $64 billion at March 31, 2024.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest income, market values, foreign exchange revenue and client activity. The sequential decrease primarily reflects lower net interest income.
•Issuer Services – The year-over-year increase reflects the 1Q25 disposal gain and higher Corporate Trust fees, partially offset by lower net interest income. The sequential decrease primarily reflects lower net interest income and Depositary Receipts revenue, partially offset by the disposal gain.
•Noninterest expense increased year-over-year primarily reflecting higher investments, revenue-related expenses and employee merit increases, partially offset by efficiency savings. The sequential decrease primarily reflects efficiency savings and lower litigation reserves, partially offset by higher investments.

3

BNY 1Q25 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Investment services fees:
Pershing	$503	$516	$482	(3)%	4%
Treasury Services	209	206	184	1	14
Clearance and Collateral Management	362	364	329	(1)	10
Total investment services fees	1,074	1,086	995	(1)	8
Foreign exchange revenue	29	27	24	7	21
Other fees (a)	65	61	58	7	12
Total fee revenue	1,168	1,174	1,077	(1)	8
Investment and other revenue	21	19	17	N/M	N/M
Total fee and other revenue	1,189	1,193	1,094	—	9
Net interest income	497	474	423	5	17
Total revenue	1,686	1,667	1,517	1	11
Provision for credit losses	4	9	5	N/M	N/M
Noninterest expense	866	852	834	2	4
Income before taxes	$816	$806	$678	1%	20%

Total revenue by line of business:
Pershing	$719	$705	$670	2%	7%
Treasury Services	477	471	416	1	15
Clearance and Collateral Management	490	491	431	—	14
Total revenue by line of business	$1,686	$1,667	$1,517	1%	11%

Pre-tax operating margin	48%	48%	45%

Metrics:
Average loans	$42,986	$42,217	$39,271	2%	9%
Average deposits	$91,905	$90,980	$89,539	1%	3%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$14.7	$14.1	$13.1	4%	12%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher net interest income, market values and net new business. The sequential increase primarily reflects higher net interest income.
•Treasury Services – The year-over-year increase primarily reflects higher net interest income, net new business and higher client activity.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher net interest income, clearance volumes and collateral management balances.
•Noninterest expense increased year-over-year primarily reflecting higher investments and employee merit increases, partially offset by efficiency savings. The sequential increase primarily reflects higher investments, partially offset by efficiency savings and lower severance expense.

4

BNY 1Q25 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					1Q25 vs.
	1Q25	(a)	4Q24	1Q24	4Q24	(a)	1Q24	(a)
Investment management fees (a)	$735		$789	$768	(7)%		(4)%
Performance fees	5		20	10	N/M		N/M
Investment management and performance fees	740		809	778	(9)		(5)
Distribution and servicing fees	68		68	70	—		(3)
Other fees (b)	(75)		(64)	(60)	N/M		N/M
Total fee revenue	733		813	788	(10)		(7)
Investment and other revenue (c)	5		13	17	N/M		N/M
Total fee and other revenue (c)	738		826	805	(11)		(8)
Net interest income	41		47	41	(13)		—
Total revenue	779		873	846	(11)		(8)
Provision for credit losses	2		—	(1)	N/M		N/M
Noninterest expense (a)	714		700	740	2		(4)
Income before taxes	$63		$173	$107	(64)%		(41)%

Total revenue by line of business:
Investment Management (a)	$505		$585	$576	(14)%		(12)%
Wealth Management	274		288	270	(5)		1
Total revenue by line of business	$779		$873	$846	(11)%		(8)%

Pre-tax operating margin	8%		20%	13%
Adjusted pre-tax operating margin – Non-GAAP (d)	9%		22%	14%

Metrics:
Average loans	$13,537		$13,718	$13,553	(1)%		—%
Average deposits	$9,917		$9,967	$11,364	(1)%		(13)%

AUM (in billions) (current period is preliminary) (e)	$2,008		$2,029	$2,015	(1)%		—%
Wealth Management client assets (in billions) (current period is preliminary) (f)	$327		$327	$309	—%		6%
(a)    Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $20 million for both 1Q25 and 1Q24 and impacted the variances for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above.
(b)    Other fees primarily include investment services fees.
(c)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(e)    Represents assets managed in the Investment and Wealth Management business segment.
(f)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the mix of AUM flows, the adjustment for certain rebates (offset in noninterest expense) (a), lower seed capital gains and lower equity investment income, partially offset by higher market values. The sequential decrease primarily reflects the adjustment for certain rebates (offset in noninterest expense) (a), timing of performance fees, lower equity investment income, lower seed capital gains and the mix of AUM flows.
•Wealth Management – The year-over-year increase primarily reflects higher market values, partially offset by changes in product mix. The sequential decrease primarily reflects lower net interest income.
•Noninterest expense decreased year-over-year primarily reflecting lower revenue-related expenses (including the adjustment for certain rebates (a)) and efficiency savings, partially offset by higher investments. The sequential increase primarily reflects higher revenue-related expenses (net of the adjustment for certain rebates (a)), partially offset by lower severance expense and efficiency savings.

5

BNY 1Q25 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, tax credit investments and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	1Q25	4Q24	1Q24
Fee revenue	$(28)	$(20)	$(17)
Investment and other revenue	62	9	47
Total fee and other revenue	34	(11)	30
Net interest (expense)	(9)	(8)	(7)
Total revenue	25	(19)	23
Provision for credit losses	4	(4)	12
Noninterest expense	88	137	65
(Loss) before taxes	$(67)	$(152)	$(54)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The sequential increase primarily reflects net losses on sales of securities recorded in 4Q24.

•Noninterest expense increased year-over-year primarily driven by higher staff expense. The sequential decrease primarily reflects lower severance expense and the net impact of the adjustments to the FDIC special assessment.

6

BNY 1Q25 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	March 31, 2025	Dec. 31, 2024
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.5%	11.2%
Tier 1 capital ratio	14.7	13.7
Total capital ratio	15.7	14.8
Tier 1 leverage ratio (a)	6.2	5.7
Supplementary leverage ratio (a)	6.9	6.5
BNY shareholders’ equity to total assets ratio	9.8%	9.9%
BNY common shareholders’ equity to total assets ratio	8.6%	8.9%

Average LCR (a)	116%	115%
Average NSFR (a)	132%	132%

Book value per common share	$52.82	$51.52
Tangible book value per common share – Non-GAAP (b)	$28.20	$27.05
Common shares outstanding (in thousands)	715,434	717,680
(a)    Regulatory capital and liquidity ratios for March 31, 2025 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2025 and for Dec. 31, 2024 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $19.5 billion and Tier 1 capital totaled $24.8 billion at March 31, 2025, both increasing compared with Dec. 31, 2024, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends. Tier 1 capital also increased at March 31, 2025, compared with Dec. 31, 2024, reflecting the issuance of preferred stock. The CET1 ratio increased compared with Dec. 31, 2024 reflecting the increase in capital, partially offset by higher risk-weighted assets. The Tier 1 leverage ratio increased compared with Dec. 31, 2024 reflecting the increase in capital and lower average assets.

NET INTEREST INCOME

Net interest income				1Q25 vs.
(dollars in millions; not meaningful - N/M)	1Q25	4Q24	1Q24	4Q24	1Q24
Net interest income	$1,159	$1,194	$1,040	(3)%	11%
Add: Tax equivalent adjustment	—	1	—	N/M	N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,159	$1,195	$1,040	(3)%	11%

Net interest margin	1.30%	1.32%	1.19%	(2) bps	11	bps
Net interest margin (FTE) – Non-GAAP (a)	1.30%	1.32%	1.19%	(2) bps	11	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year primarily reflecting the reinvestment of maturing investment securities at higher yields, partially offset by changes in deposit mix.

•The sequential decrease in net interest income primarily reflects changes in balance sheet size and mix, partially offset by the continued reinvestment of maturing investment securities at higher yields.

7

BNY 1Q25 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended
	March 31, 2025	Dec. 31, 2024	March 31, 2024
Fee and other revenue
Investment services fees	$2,411	$2,438	$2,278
Investment management and performance fees	739	808	776
Foreign exchange revenue	156	177	152
Financing-related fees	60	53	57
Distribution and servicing fees	37	37	42
Total fee revenue	3,403	3,513	3,305
Investment and other revenue	230	140	182
Total fee and other revenue	3,633	3,653	3,487
Net interest income
Interest income	6,123	6,467	6,096
Interest expense	4,964	5,273	5,056
Net interest income	1,159	1,194	1,040
Total revenue	4,792	4,847	4,527
Provision for credit losses	18	20	27
Noninterest expense
Staff	1,834	1,817	1,857
Software and equipment	513	520	475
Professional, legal and other purchased services	366	410	349
Net occupancy	136	149	124
Sub-custodian and clearing	131	128	119
Distribution and servicing	65	87	96
Business development	48	54	36
Bank assessment charges	38	16	17
Amortization of intangible assets	11	13	12
Other	110	161	91
Total noninterest expense	3,252	3,355	3,176
Income
Income before taxes	1,522	1,472	1,324
Provision for income taxes	300	315	297
Net income	1,222	1,157	1,027
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(2)	(2)	(2)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,220	1,155	1,025
Preferred stock dividends	(71)	(25)	(72)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,149	$1,130	$953

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2025	Dec. 31, 2024	March 31, 2024
(in dollars)
Basic	$1.59	$1.56	$1.26
Diluted	$1.58	$1.54	$1.25

8

BNY 1Q25 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including disposal gains. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items				1Q25 vs.
(dollars in millions, except per share amounts)	1Q25	4Q24	1Q24	4Q24		1Q24
Total revenue – GAAP	$4,792	$4,847	$4,527	(1)%		6%
Less: Disposal gain (a)	40	—	—
Adjusted total revenue – Non-GAAP	$4,752	$4,847	$4,527	(2)%		5%

Noninterest expense – GAAP	$3,252	$3,355	$3,176	(3)%		2%
Less: Severance expense (b)	32	135	36
Litigation reserves (b)	2	38	2
FDIC special assessment (b)	6	(8)	—
Adjusted noninterest expense – Non-GAAP	$3,212	$3,190	$3,138	1%		2%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,149	$1,130	$953	2%		21%
Less: Disposal gain (a)	32	—	—
Severance expense (b)	(25)	(103)	(27)
Litigation reserves (b)	(1)	(37)	(2)
FDIC special assessment (b)	(5)	6	—
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,148	$1,264	$982	(9)%		17%

Diluted earnings per common share – GAAP	$1.58	$1.54	$1.25	3%		26%
Less: Disposal gain (a)	0.04	—	—
Severance expense (b)	(0.03)	(0.14)	(0.04)
Litigation reserves (b)	—	(0.05)	—
FDIC special assessment (b)	(0.01)	0.01	—
Total diluted earnings per common share impact of notable items	—	(0.18)	(0.04)
Adjusted diluted earnings per common share – Non-GAAP	$1.58	$1.72	$1.29	(8)%		22%
Operating leverage – GAAP (c)				194	bps	346	bps
Adjusted operating leverage – Non-GAAP (c)				(265)	bps	261	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 1Q25 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	1Q25	4Q24	1Q24
Income before taxes – GAAP	$1,522	$1,472	$1,324
Impact of notable items (a)	—	(165)	(38)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,522	$1,637	$1,362

Total revenue – GAAP	$4,792	$4,847	$4,527
Impact of notable items (a)	40	—	—
Adjusted total revenue, excluding notable items – Non-GAAP	$4,752	$4,847	$4,527

Pre-tax operating margin – GAAP (b)	32%	30%	29%
Adjusted pre-tax operating margin – Non-GAAP (b)	32%	34%	30%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	1Q25	4Q24	1Q24
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,149	$1,130	$953
Add: Amortization of intangible assets	11	13	12
Less: Tax impact of amortization of intangible assets	3	3	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,157	$1,140	$962
Impact of notable items (a)	1	(134)	(29)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,156	$1,274	$991

Average common shareholders’ equity	$36,980	$36,923	$35,905
Less: Average goodwill	16,615	16,515	16,238
Average intangible assets	2,849	2,846	2,848
Add: Deferred tax liability – tax deductible goodwill	1,226	1,221	1,209
Deferred tax liability – intangible assets	666	665	655
Average tangible common shareholders’ equity – Non-GAAP	$19,408	$19,448	$18,683

Return on common equity – GAAP (b)	12.6%	12.2%	10.7%
Adjusted return on common equity – Non-GAAP (b)	12.6%	13.6%	11.0%

Return on tangible common equity – Non-GAAP (b)	24.2%	23.3%	20.7%
Adjusted return on tangible common equity – Non-GAAP (b)	24.2%	26.1%	21.3%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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BNY 1Q25 Financial Results
ABOUT BNY

BNY is a global financial services company that helps make money work for the world – managing it, moving it and keeping it safe. For more than 240 years BNY has partnered alongside clients, putting its expertise and platforms to work to help them achieve their ambitions. Today BNY helps over 90% of Fortune 100 companies and nearly all the top 100 banks globally to access the money they need. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals, and so much more. As of March 31, 2025, BNY oversees $53.1 trillion in assets under custody and/or administration and $2.0 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Headquartered in New York City, BNY employs over 50,000 people globally and has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 11:00 a.m. ET on April 11, 2025. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on April 11, 2025.

An archived version of the first quarter conference call and audio webcast will be available beginning on April 11, 2025 at approximately 3:00 p.m. ET through May 9, 2025 at www.bny.com/investorrelations.

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